UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2018 (March 9, 2018)

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On March 13, 2018, The Progressive Corporation (the “Company”) filed a Certificate of Amendment (the “Amendment”) to its Amended Articles of Incorporation, as amended (the “Articles”), with the Secretary of State of the State of Ohio, establishing and fixing the rights and preferences of 500,000 Series B Fixed-to-Floating Rate Cumulative Perpetual Serial Preferred Shares, without par value (the “Preferred Shares”). The Preferred Shares have a liquidation preference of $1,000 per share (the “stated amount”).

Holders of the Preferred Shares will be entitled to receive, when, as and if declared by the Company’s board of directors (or a duly authorized committee of the board), but only out of funds legally available therefor, cumulative cash dividends:

•	for each dividend period during the period commencing on the original issue date and continuing to, but excluding, March 15, 2023, at an annual rate of 5.375% of the stated amount per share, and no more, payable semi-annually in arrears on the 15th day of each March and September, respectively, in each year, beginning on September 15, 2018; and

•	for each dividend period during the period commencing on March 15, 2023 and continuing to, but excluding, the first date, if any, as of which all Preferred Shares have been redeemed, at an annual rate equal to Three Month LIBOR (as defined in the Amendment) for such dividend period plus a spread of 2.539% applied to the stated amount per share, and no more, payable quarterly in arrears on the 15th day of each March, June, September and December, respectively, in each year, beginning on June 15, 2023.

The Company may, at the option of its board of directors (or a duly authorized committee of the board), redeem the Preferred Shares:

•	in whole but not in part, at any time prior to March 15, 2023, within 90 days after the occurrence of a “rating agency event” (as defined in the Amendment) at a cash redemption price per share equal to $1,020, together (except as otherwise provided in the Amendment) with an amount equal to all accrued and unpaid dividends to, but excluding, the redemption date; and

•	in whole or in part, from time to time on or after March 15, 2023, at a cash redemption price per share equal to the stated amount, together (except as otherwise provided in the Amendment) with an amount equal to all accrued and unpaid dividends to, but excluding, the redemption date.

With respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding up, the Preferred Shares will rank:

•	senior to the Company’s common shares, $1.00 par value, and any class or series of shares ranking junior to the Preferred Shares;

•	on a parity with each other series of Serial Preferred Shares or Voting Preference Shares (as those terms are defined in the Articles) that the Company may issue; and

•	junior to all the Company’s existing and future indebtedness and other non-equity claims against the Company.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Preferred Shares shall be entitled to receive in full out of the assets of the Company, including its capital, before any amount shall be paid or distributed among the holders of the common shares of the Company or any other shares ranking junior to the Preferred Shares, an amount equal to the stated amount per share, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Company.

Except in the limited circumstances described in the Articles, the Preferred Shares do not have voting rights. The Preferred Shares are perpetual and do not have any maturity date, and will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of the Preferred Shares do not have any preemptive rights. The Preferred Shares are not convertible into or exchangeable for property or shares of any other series or class.

Upon the issuance of the Preferred Shares, the ability of the Company to declare or pay dividends on, or purchase, retire or otherwise acquire, its common shares or any shares that rank junior to the Preferred Shares, will be subject to certain restrictions in the event that the Company does not declare and pay (or set apart a sum sufficient for payment therefor) all accrued and unpaid dividends on the Preferred Shares.

The foregoing is a summary and is not complete. The full terms of the Preferred Shares are set forth in the Amendment, filed as Exhibit 3.1 hereto and incorporated herein by reference, and the Articles.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2018, the Company filed the Amendment with the Secretary of State of Ohio. The information included under Item 3.03 above is incorporated by reference in this Item 5.03.

Item 8.01.	Other Events.

On March 9, 2018, the Company entered into Underwriting Agreements (the “Underwriting Agreements”) with Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives of the underwriters named therein (the “Underwriters”), in connection with (i) the offer and sale of $600 million aggregate principal amount of the Company’s 4.20% Senior Notes due 2048 (the “Notes”) and (ii) the offer and sale of 500,000 Preferred Shares. The Underwriting Agreements include customary representations, warranties and covenants by the Company. They also provide for customary indemnification by the Company and each of the Underwriters against certain liabilities arising out of or in connection with the sale of the Notes and the Preferred Shares. The Underwriting Agreements are being filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The separate offerings of the Notes and the Preferred Shares (each, an “Offering”) are registered pursuant to an automatic shelf registration statement on Form S-3 (SEC File No. 333-223538) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 9, 2018 (the “Registration Statement”), which became immediately effective upon filing, and separate Prospectus Supplements each dated March 9, 2018 (the “Prospectus Supplements”).

The net proceeds of the Notes Offering is estimated to be $589.5 million and the net proceeds of the Preferred Shares Offering is estimated to be $493.9 million, in each case after giving effect to underwriting discounts and commissions and estimated expenses of the Offering.

The Notes were issued pursuant to an Indenture dated as of September 15, 1993, as supplemented and amended to date (the “Indenture”), between the Company and U.S. Bank National Association, as trustee, including, without limitation, an Eleventh Supplemental Indenture (the “Eleventh Supplemental Indenture”) dated as of March 14, 2018. The Eleventh Supplemental Indenture and the form of Notes are being filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Notes will bear interest at the rate of 4.20% per annum. Interest on the Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2018. The Notes will mature on March 15, 2048. Further information concerning the Notes and related matters is set forth in the Prospectus Supplement and the related Prospectus with respect to the Notes that was filed as part of the Registration Statement, and in the Eleventh Supplemental Indenture and the form of Notes attached hereto.

Baker & Hostetler LLP, counsel to the Company, has issued opinions to the Company, each dated March 14, 2018, regarding the Notes and Preferred Shares. Copies of the opinions are being filed as Exhibits 5.1 and 5.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

The documents filed herewith are incorporated by reference into the Company’s Registration Statement on Form S-3, File Number 333-223538.

(d) Exhibits

1.1	Underwriting Agreement (Notes), dated as of March 9, 2018, between The Progressive Corporation, on the one hand, and Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives of the underwriters named therein, on the other hand.

1.2	Underwriting Agreement (Preferred Shares), dated as of March 9, 2018, between The Progressive Corporation, on the one hand, and Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives of the underwriters named therein, on the other hand.

3.1	Certificate of Amendment to the Articles, filed March 13, 2018

4.1	Eleventh Supplemental Indenture between The Progressive Corporation and U.S. Bank National Association, as trustee

4.2	Form of 4.20% Senior Notes due 2048

4.3	Form of certificate representing Series B Fixed-to-Floating Rate Cumulative Perpetual Serial Preferred Shares

5.1	Legal Opinion of Baker & Hostetler LLP (Notes)

5.2	Legal Opinion of Baker & Hostetler LLP (Preferred Shares)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2018

THE PROGRESSIVE CORPORATION

By:	/s/ Patrick S. Brennan
Name: Patrick S. Brennan
Title: Treasurer